UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2020

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Equinix, Inc. Green Bond Issuance of 1.000% Senior Notes due 2025 and 1.550% Senior Notes due 2028 and Issuance of 2.950% Senior Notes due 2051

On October 7, 2020, Equinix, Inc. (“Equinix”) issued and sold $700,000,000 aggregate principal amount of its 1.000% Senior Notes due 2025 (the “2025 Notes”), $650,000,000 aggregate principal amount of its 1.550% Senior Notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “Green Notes”) and $500,000,000 aggregate principal amount of its 2.950% Senior Notes due 2051 (the “2051 Notes” and, together with the 2025 Notes and the 2028 Notes, the “Notes”), pursuant to an underwriting agreement dated September 23, 2020 among Equinix and Goldman Sachs & Co. LLC, ING Financial Markets LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named in Schedule II thereto.

The Notes were offered pursuant to Equinix’s Registration Statement on Form S-3 (No. 333-221380) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 7, 2017, including the prospectus contained therein dated November 7, 2017, a preliminary prospectus supplement dated September 23, 2020 and a final prospectus supplement dated September 23, 2020 (the “Final Prospectus Supplement”).

Equinix received net proceeds from the issuance of the Notes of approximately $1.8 billion after deducting the underwriting discounts and estimated expenses payable by Equinix. Equinix expects to use a portion of the net proceeds from the Notes to fund the redemption of all of its outstanding €1,000,000,000 aggregate principal amount 2.875% Senior Notes due 2025 and €500,000,000 aggregate principal amount of its outstanding €1,000,000,000 aggregate principal amount 2.875% Senior Notes due 2026, including, in each case, the payment of premiums, if applicable, and accrued interest to the redemption date. Equinix expects to use the remaining net proceeds from the offering of the 2051 Notes for general corporate purposes.

Equinix intends to allocate an amount equal to the net proceeds from the offering of the Green Notes of approximately $1.3 billion, after deducting underwriting discounts and estimated pro rata offering expenses payable by Equinix, to finance or refinance, in whole or in part, new or existing Eligible Green Projects, as defined in the Final Prospectus Supplement.

The 2025 Notes were issued pursuant to an indenture dated December 12, 2017 (the “Base Indenture”) between Equinix and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture dated October 7, 2020 (the “Eleventh Supplemental Indenture,” and, together with the Base Indenture, the “2025 Indenture”) among Equinix and the Trustee. The 2028 Notes were issued pursuant to the Base Indenture, as supplemented by the Twelfth Supplemental Indenture dated October 7, 2020 (the “Twelfth Supplemental Indenture,” and, together with the Base Indenture, the “2028 Indenture”) among Equinix and the Trustee. The 2051 Notes were issued pursuant to the Base Indenture, as supplemented by the Thirteenth Supplemental Indenture dated October 7, 2020 (the “Thirteenth Supplemental Indenture,” and, together with the Base Indenture, the “2051 Indenture”). The 2025 Indenture, 2028 Indenture and 2051 Indenture are referred to herein as the “Indentures.”

The 2025 Notes will bear interest at the rate of 1.000% per annum and will mature on September 15, 2025. The 2028 Notes will bear interest at the rate of 1.550% per annum and will mature on March 15, 2028. The 2051 Notes will bear interest at the rate of 2.950% per annum and will mature on September 15, 2051. Interest on the Notes is payable in cash on March 15 and September 15 of each year, beginning on March 15, 2021.

Equinix may redeem at its election, at any time or from time to time, some or all of any series of Notes before they mature at a redemption price equal to (i) 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of holders of record of such Notes on the relevant record date to receive interest due on the relevant interest payment date), plus (ii) a “make-whole” premium (as detailed in the forms of Notes filed herewith). Notwithstanding the foregoing, if the 2025 Notes are redeemed on or after August 15, 2025, the 2028 Notes are redeemed on or after January 15, 2028 or the 2051 Notes are redeemed on or after March 15, 2051, the redemption price will not include the applicable “make-whole” premium.

Upon a change of control triggering event, as defined in each Indenture, Equinix will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to, but excluding, the date of purchase.

The Notes are Equinix’s general unsecured senior obligations and rank equally with Equinix’s other unsecured senior indebtedness. The Notes effectively rank junior to Equinix’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of Equinix’s subsidiaries. The Notes are not guaranteed by Equinix’s subsidiaries, through which Equinix currently conducts substantially all of its operations.

Each Indenture contains restrictive covenants relating to limitations on: (i) liens; (ii) certain asset sales and mergers and consolidations; and (iii) sale and leaseback transactions, subject, in each case, to certain exceptions.

Each Indenture contains customary terms that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare the principal of such Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix, the principal amount of such Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The above descriptions of the Indentures and the Notes are qualified in their entirety by reference to the Base Indenture and the Eleventh Supplemental Indenture, Twelfth Supplemental Indenture and Thirteenth Supplemental Indenture (including the forms of the Notes included therein). A copy of the Base Indenture, Eleventh Supplemental Indenture, Twelfth Supplemental Indenture and Thirteenth Supplemental Indenture and the forms of the Notes are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, respectively, to this Current Report on Form 8-K. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2.875% Senior Notes due 2025, the 2.875% Senior Notes due 2026 or any other securities.

A copy of the opinion of Davis Polk &Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	Eleventh Supplemental Indenture, dated as of October 7, 2020, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 1.000% Senior Note due 2025 (included in Exhibit 4.2)

4.4*	Twelfth Supplemental Indenture, dated as of October 7, 2020, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.5*	Form of 1.550% Senior Note due 2028 (included in Exhibit 4.4)

4.6*	Thirteenth Supplemental Indenture, dated as of October 7, 2020, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.7*	Form of 2.950% Senior Note due 2051 (included in Exhibit 4.6)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: October 7, 2020